Exhibit (a)(1)(iv)

U.S. OFFER TO EXCHANGE

Ordinary Shares, including

Ordinary Shares Represented by American Depositary Shares,

of

GOLD FIELDS LIMITED

(CUSIP: 38059T106; ISIN: CAE000018123)

by

THE INITIAL OFFER PERIOD WAS ORIGINALLY SCHEDULED TO EXPIRE AT 5:00 A.M., NEW YORK CITY TIME, ON FEBRUARY 4, 2005, BUT HAS BEEN EXTENDED AND WILL NOW EXPIRE AT 5:00 A.M., NEW YORK CITY TIME, ON MARCH 18, 2005 UNLESS THE OFFER IS EXTENDED AGAIN OR UNLESS IT LAPSES OR IS WITHDRAWN PRIOR TO THAT TIME. IN ADDITION, THE INITIAL OFFER PERIOD MAY, UPON SATISFACTION OR FULFILLMENT OF THE REMAINING CONDITIONS TO THE OFFER, EXPIRE BEFORE 5:00 A.M., NEW YORK CITY TIME, ON MARCH 18, 2005.

December 3, 2004

To Our Clients:

Enclosed for your consideration are a preliminary prospectus, dated February 25, 2005 (the “prospectus”), the related ADS letter of transmittal and a notice of guaranteed delivery in connection with the offer by Harmony Gold Mining Company Limited, a company organized under the laws of the Republic of South Africa, to exchange (a) each American depositary share (“ADS”) of Gold Fields Limited, a company organized under the laws of the Republic of South Africa, for 1.275 Harmony ADSs (each Harmony ADS representing one Harmony ordinary share) and (b) each Gold Fields ordinary share, (other than Gold Fields ordinary shares represented by Gold Fields ADSs) for 1.275 Harmony ordinary shares in each case on the terms and subject to the conditions set forth in the prospectus and the related ADS letter of transmittal (which, together with the prospectus and any amendments and supplements thereto, constitute the “U.S. offer”). You should already have received a copy of the prospectus, or a copy should be enclosed for your consideration. If for any reason you have not received a copy of the prospectus or need another copy of the prospectus, please contact us.

Terms used in this document to the extent not defined herein shall have the same meaning as in the prospectus.

We are (and our nominee is) the holder of record of Gold Fields ADSs held by us for your account. A tender of such Gold Fields ADSs can be made only by us and pursuant to your instructions. The ADS letter of transmittal is furnished to you for your information only and cannot be used to tender Gold Fields ADSs held by us for your account.

We request instructions as to whether you wish to tender any of or all the Gold Fields ADSs held by us for your account, pursuant to the terms and conditions set forth in the prospectus.

1. The U.S. offer is to exchange (a) each Gold Fields ADS for 1.275 Harmony ADSs (each Harmony ADS representing one Harmony ordinary share) and (b) each Gold Fields ordinary share (other than Gold Fields ordinary shares represented by Gold Fields ADSs) for 1.275 of a Harmony ordinary share, in each case on the terms and subject to the conditions set forth in the prospectus.

2. The U.S. offer is being made for 100% of the outstanding Gold Fields ordinary shares held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act) and all outstanding Gold Fields ADSs not already held by Harmony. Harmony will, upon the terms and subject to the conditions of the U.S. offer, exchange the Gold Fields ordinary shares and Gold Fields ADSs validly tendered and not withdrawn before the expiration date of the initial period of the U.S. offer. The term “expiration date” means 5:00 a.m., New York City time, on March 18, 2005, unless the initial offer period is extended, unless the initial offer period, upon satisfaction or fulfillment of the remaining conditions to the offer, expires before such time or unless the offer lapses or is withdrawn prior to that time.

3. This U.S. offer is being made on substantially the same terms as the offer for the outstanding Gold Fields ordinary shares being made in South Africa (the “South African offer”) to the extent permitted by law and regulations. Harmony’s obligation to accept Gold Fields ordinary shares and Gold Fields ADSs in this U.S. offer is subject to certain conditions as described in the prospectus.

4. The initial offer period was originally scheduled to expire at 5:00 a.m., New York City time, on February 4, 2005, but has been extended and will now expire at 5:00 a.m., New York City time, on March 18, 2005 unless the offer is extended again or unless it lapses or is withdrawn prior to that time. In addition, the initial offer period may, upon satisfaction or fulfillment of the remaining conditions to the offer, expire before 5:00 a.m., New York City time, on March 18, 2005. Harmony intends that the U.S. offer and the South African offer will expire simultaneously.

5. Exchange of Gold Fields ADSs tendered and accepted for exchange pursuant to the U.S. offer will be made only after timely receipt by the U.S. ADS exchange agent of (a) certificates evidencing the tendered Gold Fields ADSs or a timely book-entry confirmation of a book-entry transfer of such Gold Fields ADSs into the U.S. ADS exchange agent’s account at the Depository Trust Company pursuant to the procedures set forth in the prospectus under “The Offer — Procedures for Tendering Gold Fields ADSs — Gold Fields ADSs held in book-entry form”, (b) a properly completed and duly executed ADS letter of transmittal (or facsimile thereof with an original manual signature), with any required signature guarantees, or an agent’s message in connection with a book-entry transfer (as defined in the prospectus under “The Offer — Procedures for Tendering Gold Fields ADSs — Gold Fields ADSs held in book-entry form”), and (c) any other documents required by the ADS letter of transmittal.

6. Harmony will be deemed to have accepted for exchange all validly tendered and not withdrawn Gold Fields ordinary shares and Gold Fields ADSs on the expiration date subject only to the conditions described in the prospectus. In accordance with JSE and SRP regulations, Harmony will publish an announcement through SENS, the JSE news service, and through a simultaneous announcement in the press within 4 business days following the expiration date. Harmony will also file such announcements with the SEC. If the conditions are not satisfied, Harmony will promptly return all tendered Gold Fields securities without acquiring them.

7. Gold Fields ADS holders who fail to complete and sign the Substitute Form W-9 may be subject to U.S. federal income tax backup withholding at a rate of 28%. See Instruction 16 of the ADS letter of transmittal.

If you wish to have us tender any or all of the Gold Fields ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize tender of your Gold Fields ADSs, all such Gold Fields ADSs will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Gold Fields ADSs on your behalf prior to the expiration of the U.S. offer. An envelope in which to return your instructions to us is enclosed.

The U.S. offer is made solely by the prospectus, and is being made to all U.S. holders of Gold Fields ordinary shares and all holders of Gold Fields ADSs. If Harmony becomes aware of any valid statute or law of any jurisdiction prohibiting the making of the U.S. offer or the acceptance of Gold Fields ADSs pursuant thereto, Harmony will make a good-faith effort to comply with such statute or law. If, after such good-faith effort, Harmony cannot comply with such statute or law, the U.S. offer will not be made

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to (nor will tenders be accepted from or on behalf of) the holders of Gold Fields ADSs in such jurisdiction. The U.S. offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Gold Fields ordinary shares and Gold Fields ADSs in any jurisdiction in which the making or acceptance of the U.S. offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue-sky laws require the U.S. offer to be made by a licensed broker or dealer, the U.S. offer will be deemed made on behalf of Harmony by the dealer manager for the U.S. offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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INSTRUCTIONS WITH RESPECT TO THE

U.S. OFFER TO EXCHANGE

Ordinary Shares, including

Ordinary Shares Represented by American Depositary Shares,

of

GOLD FIELDS LIMITED

by

HARMONY GOLD MINING COMPANY LIMITED

The undersigned acknowledge(s) receipt of your letter enclosing the prospectus dated February 25, 2005 (the “prospectus”), and the related ADS letter of transmittal, pursuant to an offer by Harmony to acquire 100% the issued and outstanding Gold Fields ordinary shares and Gold Fields ADSs not already held by Harmony, upon the terms and subject to the conditions and the related ADS letter of transmittal. The undersigned also acknowledge(s) receipt of the related preliminary prospectus, dated February 2, 2005.

This will instruct you to tender the number of Gold Fields ADSs indicated below (or, if no number is indicated below, all Gold Fields ADSs) that are held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the prospectus and in the related ADS letter of transmittal.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Gold Fields ADSs submitted on my behalf to the U.S. ADS exchange agent will be determined by Harmony (which may delegate power in whole or in part to the U.S. ADS exchange agent), and such determination shall be final and binding.

Number of Gold Fields ADSs to Be Tendered*

Dated:                     , 200

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SIGN HERE

Signature(s)

Please Print Name

Address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Gold Fields ADSs held by us for your account.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM OR OTHER NOMINEE MAINTAINING YOUR ACCOUNT.

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